BW ACQUISITION CORP.

Units (comprised of one share of Class A Common Stock and one Redeemable Class A Warrant entitling the holder thereof to purchase, upon consummation of a Business Combination, one share of Common Stock at a price of $9.00)

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

U-
   ________
                               SEE REVERSE SIDE FOR                     [Units]
                               CERTAIN DEFINITIONS                      ________

CUSIP ________
                               THIS CERTIFIES THAT

                               for value received

(the "Registered Holder") is the owner of the number of Units specified above, transferable only on the books of BW Acquisition Corp. (the "Corporation") by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

Each Unit consists of one (1) share of the Corporation's Class A Common Stock, par value $.01 per share (the "Common Stock"), and one (1) redeemable Class A common stock purchase warrant (the "Warrants") to purchase one (1) share of Common Stock for $9.00 per share (subject to adjustment) at any time on or after the consummation of a Business Combination by the Corporation and before 5:00 P.M. New York time on ____ , 2001 (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of ________ ___, 1997 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, all of which terms and provisions the Registered Holder of this Unit Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation and are available to any Registered Holder on written request and without cost. The Warrants shall be void unless exercised before 5:00 P.M., New York time, on the Expiration Date.

This Certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and Registrar of the Corporation.

The Warrants and the shares of Common Stock of the Corporation represented by this Unit Certificate shall be nondetachable and not separately transferable until such date as shall be determined by H.J. Meyers & Co., Inc.
(the "Separation Date").

IN WITNESS WHEREOF, the Corporation has caused this Unit Certificate to be duly executed, manually or by facsimile, by its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

By:                                                 By:

      Secretary                                             President


Countersigned and Registered:
American Stock Transfer & Trust Company

By             Transfer Agent, Warrant Agent
                 and Registrar

                              BW ACQUISITION CORP.

                              SEPARATION PROVISIONS


     This certificate certifies that for value received, the Registered Holder hereof is entitled, at and after such time as H.J. Meyers & Co., Inc. may determine that the Common Stock and the Warrants, which comprise the Units, shall be separately transferable (the "Separation Date"), to exchange each Unit represented by this Unit Certificate for Common Stock certificates representing one share of Common Stock and one Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT........Custodian.............
                                               Cust)             (Minor)

TEN ENT - as tenants by the entireties under Uniform Gift to Minors

JT TEN  - as joint tenants with right     Act...................................
          of survivorship and not as                            (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

         For value received, _____________ hereby sell, assign and transfer unto
  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________

________________________________________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF
                                   ASSIGNEE.

________________________________________________________________________________
________________________________________________________________________________
___________________________________________________________________________Units
represented by the within Certificate, and so hereby irrevocably constitute and appoint ________________________________________________________________________
Attorney to transfer the said Shares on the books of the within names corporation with full power of substitution in the premises.

                                   Dated:

                                   NOTICE: The above signature should correspond
exactly with the name on the face of this Unit Certificate or with the name of the assignee appearing in the assignment form above and must be guaranteed by an eligible guarantor institution with membership in an approved Signature Guarantee Medallion Program.